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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 3, 1993 with respect to the consolidated financial statements of Nutmeg Industries, Inc. for the fiscal year ended January 30, 1993, included in the Current Report on Form 8-K as amended on the Form 8-K/A of V.F. Corporation dated January 19, 1994.

We also consent to the incorporation by reference in (1) Registration Statement No. 33-55014 which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Forms S-8/S-3 and Post-Effective Amendment No. 6 to Registration Statement No. 2-85579 on Forms S-8/S-3, (2) Registration
Statement No. 33-33621 on Form S-8 which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8, (3) Registration Statement No. 33-47329 which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-30889 on Form S-3, (4) Registration Statement No. 33-10491 on Form S-3, and (5) Registration Statement No. 33-41241 on Form S-8 of our report dated March 3, 1993, with respect to the consolidated financial statements filed herein included in the Current Report on Form 8-K as amended on the Form 8-K/A of V. F. Corporation dated January 19, 1994.



                                                      ERNST & YOUNG




Tampa, Florida
March 31, 1994